                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2002 relating to the financial statements, which appears in Compass Bancshares, Inc.'s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2001, as filed on June 14, 2002.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 27, 2002 relating to the financial statements, which appears in the Annual Report of Compass Bancshares Inc. Employee Stock Ownership Plan on Form 11-K for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
December 4, 2002